Exhibit 10.4

AMENDED AND RESTATED

DESIGN-BUILD AGREEMENT FOR GUARANTEED MAXIMUM PRICE ARCHITECTURAL,

ENGINEERING AND CONSTRUCTION SERVICES

DATED SEPTEMBER 14, 2005

CHANGE ORDER AND AMENDMENT

25 MAY 2006

Project: Wynn Resorts Macau	Change Order No.: 2

“Contractor”: jointly and severally	“Owner”:

LEIGHTON CONTRACTORS (ASIA) LIMITED 39th Floor, Sun Hung Kai Centre 30 Harbour Road North Wanchai Hong Kong	WYNN RESORTS (MACAU) S.A. 335-341, Alameda Dr. Carlos d’Asumpcao 9th Floor, Hotline Centre Macau

CHINA STATE CONSTRUCTION ENGINEERING (HONG KONG) LIMITED 29th Floor, China Overseas Building 139 Hennessy Road Hong Kong

CHINA CONSTRUCTION ENGINEERING (MACAU) COMPANY LIMITED Rua do Campo No. 78 Edificio Commercial Zhang Kian, 18 andar Macau

Pursuant to Article XVIII of that certain Amended and Restated Design-Build Agreement for Guaranteed Maximum Price Architectural, Engineering and Construction Services between Owner and Contractor for the design and construction of a luxury resort/hotel/casino complex in Macau known as Wynn Resorts Macau, executed and delivered as a deed on September 14, 2005 (the “Contract”), and the desire of the Owner and Contractor to amend and supplement certain terms and provisions of the Contract, the Contract is hereby modified by this agreement and all related drawings, plans and specifications attached hereto (collectively, the “Change Order”), made as a deed effective as of the date set forth above.

1. Scope of Work. The Scope of Work is changed as follows;

Masterplan Drawings for the following modifications and additions (collectively, the “Masterplan Modifications”);

WM/ASK/0325/18	Basement Floor Plan	17-Feb-2006
WM/ASK/0326/26	Ground Floor Plan	17-Feb-2006
WM/ASK/0327/26	First Floor Plan	17-Feb-2006
WM/ASK/0328/20	Second Floor Plan	17-Feb-2006
WM/ASK/0329/17	Third Floor Plan	17-Feb-2006

A.	Original Project Changes

A.1	As depicted and on, and in accordance with, the above referenced drawings, plans and specifications, the additional gaming areas to be added in the Expansion require that provisions for staff, security, IT and ancillary back of house facilities, currently located within the Original Project area, will be expanded to support increased gaming operations in the Expansion. The following functional changes are required:

a.	The areas of Finance and Accounting offices at the First Floor between gridlines 23-26/ N-V are deleted from the scope of the Original Project and replaced with areas comprising high level slot gaming, staff lounge, staff kitchen and dealers’ lounge and public toilets for the First Floor casino. The fit-out of these areas is defined as part of the Expansion Project under this Change Order.

b.	The Security, Surveillance and IT area layout will be revised and expanded into the area previously assigned as Reservation and Call Centre.

c.	The Reservation and Call Centre will be relocated to the area between gridlines 24 – 25/ C – D to the area previously assigned as a computer room, which is deleted.

d.	The area previously assigned as Carpentry Workshop is revised to Card Room. The Carpentry Workshop will be relocated to a new location within the Loading and Unloading area with a corresponding reduction in the Loading and Unloading area.

e.	The area previously assigned as Card Room is revised to Non-Gaming Count Room.

f.	The layout of the Hard/ Soft Count Room is revised and becomes the Gaming Count Room.

g.	A mezzanine floor is added above the Warehouse between gridlines 22 – 25/ G – L. The additional floor area will accommodate the relocated Uniform Store and ancillary offices. Direct access to the Laundry is also provided.

h.	The area previously assigned as Uniform Store is revised to Male Changing Room and Staff Locker Area.

i.	The layout of the Staff Changing areas is revised with the Female Changing Room expanded to occupy the area previously assigned as Male Changing Room. Supply and Installation of Staff clothing and valuables lockers (electronic lock supply specifically included) will be provided as part of this scope.

j.	Additional floor area is created at high level within the chiller plant room to accommodate additional power generators.

Increase to the Guaranteed Maximum Price:	HKD22,800,742 / USD2,923,173

A.2	As depicted and on, and in accordance with, the above referenced drawings, plans and specifications, the flooring layout of Casino No.1 is revised at pavilions 1,2,14,15 & 16 in order to accommodate 7 additional gaming tables. The change requires replacement of already procured carpets additional conduits and alterations to ceilings to suit modified lighting and security camera positions.

Increase to the Guaranteed Maximum Price:	HKD803,513 / USD103,014

A.3	The provision of Awnings to the Original Project Podium façade is revised (as depicted and on, and in accordance with, the above referenced and relevant detailed drawings, plans and specifications) to include enhanced brass detailing and feature lighting. Internal illumination is eliminated.

Increase to the Guaranteed Maximum Price:	HKD13,478,324 / USD1,727,990

A.4	Logo signage (Western and Chinese characters) and Building Services (Mechanical, Electrical, Plumbing, Fire and ELV services) installation shall be provided (as depicted and on, and in accordance with, the above referenced and relevant detailed drawings, plans and specifications) to the Marquee Sign.

Increase to the Guaranteed Maximum Price:	HKD15,810,375 / USD2,026,971

A.5	Electronic Access Control system shall be expanded to incorporate additional locations identified on Malia Drawings CR.0G/1; CR0G.A/1; CR0G.B/1; CR0G.C/1; CR0G.D/1; CR01/2; CR01.A/1; CR01.B/2; CR01.C/1; CR01.D/2; CR03/0; CR03.B/1; CRCP.MF/0; CR.DET/1; dated 24-Feb-06.

Increase to the Guaranteed Maximum Price:	HKD1,500,000 / USD192,308

A.6	Time & Attendance system will be expanded to incorporate additional locations identified on Malia Drawings CR01/2; CR01.D/2; dated 24-Feb-06.

Increase to the Guaranteed Maximum Price:	HKD151,200 / USD19,385

A.7	Front of House Signage

Contractor will engage King Wah Engineering (Macau) Company Ltd as a direct contractor to undertake the supply and installation of signage as described in the subcontract documents issued by Wynn Design and Development to King Wah.

Increase to the Guaranteed Maximum Price:	HKD1,741,446 / USD223,262

Total Part A:	HKD56,285,600 / USD7,216,103

B.	Expansion Area Changes

B.1	As depicted and on, and in accordance with, the above referenced drawings, plans and specifications, the First Floor area of the Expansion becomes a Casino with a total floor area of approximately 4,000 m2. The following functional changes are required:

a.	The areas previously identified as Meeting/ Convention, offices and public circulation at the first floor are deleted and replaced with gaming areas. The Casino will incorporate table gaming, slot gaming, two cash cages, a noodles restaurant and public restrooms.

b.	Air conditioning, smoke extract, power and data provisions on the First Floor are upgraded to meet the requirements for public gaming areas. There will be a corresponding increase in plant capacity required including air handling units, transformers and switchgear. Additional space to accommodate these provisions will be added above the Theatre and Casino at the Second Floor with a corresponding increase in the building functional area.

c.	The pneumatic cash transfer system serving the ground floor casino will be extended to include the additional cash cages at the first floor.

d.	Two single flight escalators (E3 and E4), and two elevators (L15 and L16) will be added to provide public transportation from the ground floor to the first floor, as well as an additional service elevator (S20). A further 2nr pile caps and 6nr piles are added for structural support to the new escalators.

e.	Staircases will be added at gridline 25/2C to allow emergency exiting from the First Floor Casino.

f.	Provision for direct connection of a public footbridge adjacent the main entrance will be included within the structure and façade. A public lobby area will be created at the First Floor at the entry point of the proposed footbridge and also serving elevator L16.

g.	The functional area assigned as “Fine Dining” at the Ground Floor will be changed to Owned Retail. The area is to be assigned with a drop slab arrangement to enable future conversion to a restaurant/ kitchen area if required.

h.	Inset window displays will be added along the East elevation at Ground Floor level between gridline U and P.

i.	Inset window displays will be added at the frontage of retails units 14, 15, and 19. The adjacent structural columns will be repositioned through use of strap beams to allow the window displays to be aligned centrally between the columns.

j.	The former plantroom area within the Theatre at the First Floor level (gridlines 26-27/S-Q) will become a Data Centre and public toilets serving the Casino.

k.	An area comprising back of house offices, data centre and plantrooms will be added at the Third Floor level, together with associated access and escape routes with a corresponding increase in the building functional area.

Increase to the Guaranteed Maximum Price:	HKD137,109,145 / USD17,578,096

B.2	The provision of Awnings to the Expansion Project Podium façade is revised (as depicted and on, and in accordance with, the above referenced and relevant detailed drawings, plans and specifications) to include enhanced brass detailing and feature lighting. Internal illumination is eliminated.

Increase to the Guaranteed Maximum Price:	HKD1,101,968 / USD141,278

Total Part B:	HKD138,211,113 / USD17,719,374

2.	Increase to the Original Project and Expansion Project Guaranteed Maximum Price

Original Project

Original Project Guaranteed Maximum Price	US$	300,464,658
Total of previous Change Orders	US$	11,179,571

Previous Original Project Guaranteed Maximum Price (Subtotal)	US$	311,644,229
Total of this Change Order	US$	7,216,103
Less – Transfer from Original Project Owner Contingency	US$	(3,012,821)

Revised Original Project Guaranteed Maximum Price thru Change Order No. 2	US$	315,847,511

The Original Project Guaranteed Maximum Price set forth in Section 3.1(a) of the Contract is, pursuant to the terms of this Change Order, hereby increased from US$ 311,644,229 to US$ 315,847,511 based on the Changes described above. The detailed breakdown of the foregoing increase is contained in the revised Original Project Guaranteed Maximum Price Breakdown labeled as Revised Exhibit F, dated 25 May 2006 and attached to this Change Order. Accordingly, the Original Project Guaranteed Maximum Price Breakdown attached as Exhibit F to the Contract is hereby deleted in its entirety and replaced with the Revised Original Project Guaranteed Maximum Price Breakdown attached hereto. From and after the date of this Change Order, all references in the Contract Documents to the “Original Project Guaranteed Maximum Price Breakdown” attached as Exhibit F to the Contract, shall mean and refer to the Revised Original Project Guaranteed Maximum Price Breakdown attached hereto as Revised Exhibit F. From and after the date of this Change Order, any and all references in the Contract Documents to the “Original Project Guaranteed Maximum Price” shall mean the amount of US$ 315,847,511.

Expansion Project

Expansion Project Guaranteed Maximum Price	US$	156,759,326
Total of previous Change Orders	US$	0
Previous Expansion Project Guaranteed Maximum Price (Subtotal)	US$	156,759,326
Total of this Change Order	US$	17,719,374
Less – Transfer from Original Project Owner Contingency	US$	(0)
Revised Expansion Project Guaranteed Maximum Price thru Change Order No. 2	US$	174,478,700

The Expansion Project Guaranteed Maximum Price set forth in Section 3.1(b) of the Contract is, pursuant to the terms of this Change Order, hereby increased from US$ 156,759,326 to US$ 174,478,700 based on the Changes described above. The detailed breakdown of the foregoing increase is contained in the revised Expansion Project Guaranteed Maximum Price Breakdown labeled as Revised Exhibit F, dated 25 May 2006 and attached to this Change Order. Accordingly, the Expansion Project Guaranteed Maximum Price Breakdown attached as Exhibit F to the Contract is hereby deleted in its entirety and replaced with the Revised Expansion Project Guaranteed Maximum Price Breakdown attached hereto. From and after the date of this Change Order, all references in the Contract Documents to the “Expansion Project Guaranteed Maximum Price Breakdown” attached as Exhibit F to the Contract, shall mean and refer to the Revised Expansion Project Guaranteed Maximum Price Breakdown attached hereto as Revised Exhibit F. From and after the date of this Change Order, any and all references in the Contract Documents to the “Expansion Project Guaranteed Maximum Price” shall mean the amount of US$ 174,478,700.

3.	Project Schedule

The Contract Time of 791 calendar days from Original Project Date of Commencement and the Guaranteed Date of Original Project Substantial Completion, as defined in Section 4.1.7 of the Contract, each remain unchanged by this Change Order.

The Contract Time of 726 calendar days from Expansion Project Date of Commencement and the Guaranteed Date of Expansion Project Substantial Completion, as defined in Section 4.1.9 of the Contract each remain unchanged by this Change Order.

The Original Project Schedule, included as Attachment 2 of Exhibit B to the Contract, is hereby deleted in its entirety and replaced with the amended Attachment 2 of Exhibit B attached to this Change Order.

Owner and Contractor have agreed specific handover dates for the following areas;

Sky Room	27 July 2006
Chinese Restaurant	31 July 2006
VIP Casino	13 August 2006

These areas and dates shall be independent of any assessment of Substantial Completion of the balance of the Project. In the event that the Contractor is able to deliver the entire Project with the exception of one or more of these areas, prior to the Guaranteed Date for Substantial Completion, subject to the assessment provisions of the Contract, then the Contractor shall be assessed as having achieved Substantial Completion at that date, noting the exception of the specific area(s) listed above. In any event the modified handover areas shall be delivered no later than the Guaranteed Date for Substantial Completion, and shall not be exempted from the Liquidated Damages provisions of this date.

The Expansion Project Schedule, included as Attachment 5 of Exhibit B to the Contract, is hereby deleted in its entirety and replaced with the amended Attachment 5 of Exhibit B attached to this Change Order.

4.	Miscellaneous

(a)	In the event of any inconsistency between the terms of the Contract and the terms of this Change Order, the terms of this Change Order will prevail.

(b)	The obligations of Contractor hereunder are joint and several.

(c)	Except as otherwise expressly modified hereby, the Contract will remain in full force and effect, and all of the terms and provisions of the Contract, as herein modified, are hereby ratified and reaffirmed.

(d)	The parties acknowledge and agree that this Change Order will constitute both an amendment to the Contract and a “Change Order” as defined under the Contract.

(e)	This Change Order may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, will be deemed an original, but all such counterparts shall constitute one and the same instrument.

(f)	All initial capitalized terms used in this Change Order shall have the meaning ascribed to them in the Contract, unless otherwise defined herein.

(g)	This Change Order is effective as of 25 May 2006.

(h)	This Change Order shall be governed by, and construed in accordance with, the laws of England.

(i)	This Change Order is subject to the approval and consent of the Lender’s.

[signature page follows]

IN WITNESS whereof this Change Order has been duly executed and delivered as a deed the day and year first above written.

EXECUTED as a Deed on behalf of WYNN

RESORTS (MACAU) S.A., a company

incorporated in the Macau Special Administrative

Region, by Grant Bowie, being a person who, in

accordance with the laws of that territory, is acting

under the authority of the company in the presence of:

) ) ) ) ) ) ) )

/s/ W. T. Nisbet Signature and name of witness

SIGNED, SEALED and DELIVERED by Joe Dujmovic as attorney for LEIGHTON CONTRACTORS (ASIA) LIMITED under power of attorney dated August 18, 2005 in the presence of:	) ) ) ) ) )	By executing this deed the attorney states that the attorney has received no notice of revocation of the power of attorney
/s/ Monita Wong Yuek Lan Signature and name of witness

THE COMMON SEAL of CHINA STATE CONSTRUCTION ENGINEERING (HONG KONG) LIMITED was affixed to this Deed in the presence of:	) ) ) )

/s/ CN YIP Signature and name of witness

Signature of authorized person		/s/ O.P. Kong Signature of authorized person

Office held		Chairman Office held

Name of authorized person (block letters)		O.P. Kong Name of authorized person (block letters)

EXECUTED by Xu Jian Ping in his

capacity as auxiliar of, and with

authority to bind, CHINA

CONSTRUCTION ENGINEERING

(MACAU) COMPANY LIMITED a

limited company incorporated in the

Macau Special Administrative Region,

pursuant to a resolution by the General

Shareholders Meeting dated

                     in the presence of:

	) ) ) ) ) ) ) ) )	By executing this deed the signatory warrants that the signatory is duly authorized to execute this deed on behalf of CHINA CONSTRUCTION ENGINEERING (MACAU) COMPANY LIMITED
/s/ Chen Guo Signature and name of witness